Exhibit 5


                                October 23, 2002


Rockport Healthcare Group, Inc.
50 Briar Hollow Lane, Suite 515W
Houston, Texas 77027

     Re:  Rockport Healthcare Group, Inc.; Registration Statement on Form S-8

Gentlemen:

     We have represented Rockport Healthcare Group, Inc., a Delaware corporation ("Company"), in connection with the preparation of a registration statement filed with the Securities and Exchange Commission on Form S-8 ("Registration Statement") in connection with the registration of 1,000,000 shares of the Company's common stock, par value $.001 per share under the Securities Act of 1933, as amended, to be offered pursuant to the Rockport Healthcare Group, Inc. 2002 Stock Option Plan ("Plan").

     In this connection, we have examined originals or copies identified to our satisfaction of such documents, corporate and other records, certificates, and other papers as we deemed necessary to examine for purposes of this opinion, including but not limited to the Plan, the Certificate of Incorporation of the Company, as amended, the Amended and Restated Bylaws of the Company, and resolutions of the Board of Directors of the Company.

     We have examined such records and documents and have made such examination of laws as we considered necessary to form a basis for the opinion set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

     Based upon and subject to the foregoing, we are of the opinion that the 1,000,000 shares issuable under the Plan, when issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable securities of the Company.

     Our opinion expressed above is limited to the corporate law of the State of Delaware, and we do not express any opinion herein concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. In connection therewith, we hereby consent to the use of this opinion for filing as
Exhibit 5 to the Registration Statement.

               Very truly yours,

               /s/ Brewer & Pritchard, P.C.

               BREWER & PRITCHARD, P.C.


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